Exhibit (h)(6)

Note: 1.11 be sending you via e-mail (when I get them) Exhibits (d)(1) - (d)(4) to be inserted here before (h)(6)

Amended and Restated Schedule C

to the

Amended and Restated

Transfer Agent Agreement

by and between

The Marsico Investment Fund

and

UMB Fund Services, Inc.

Fee Schedule

Intending to be legally bound, the undersigned hereby amend and restate Schedule C to the aforesaid Agreement as follows, effective as of the date set forth below:

Services

The following fees are charged for shareholder services:

Base fees

• Open account fee (per year)
• No load equity and non-daily accrual fixed income funds	$8.50
• Additional for 12b-1 fee	$0.75
• Additional for front-end load	$1.50
• Additional for CDSC or back-end load	$2.00
• Money market and daily accrual fixed income funds	$11.00
• Additional for 12b-1 fee	$0.75
• Additional for front-end load	$1.50
• Additional for CDSC or back-end load	$2.00
• Closed account fee (per year)	$3.00
• Monthly base (per fund)
• One to three funds in fund family	$1,500
• 4 or more funds in fund family	$1,000
• Add for multiclass (per class)	25%

Account maintenance fees (per occurrence)
• New account set up	$3.00
• Financial transactions	$1.50
• Maintenance transactions	$1.00
• Research/correspondence	$2.50
• Transfer on death (TOD) set-up	$7.50

•	Fund/SERV

• Initial set-up per fund family	$3,500
• Set-up fee per subsequent CUSIP	$1,000
• New account set-up	$1.00
• Per transaction – no load fund	$0.25
• Per transaction – load fund	$0.35
• Adjustments and rebills	$2.50
• Fund/SERV direct charges	at cost
• Commission/SERV (per check)	$0.25
• ACH/AIP/SWP/automatic exchanges
• Set-up	$1.00
• Per transaction	$0.25
• Withholding per eligible account per year	$0.25
• Account transcripts older than 2 years (may be charged to shareholders)	$5.00
• Locating lost shareholders	$8.00
• Postal clean up per account	$3.00
• Tax ID number solicitation	$2.50

Shareholder servicing fees
• Telephone calls (per call)	$2.50
• Annual maintenance per omnibus account	$150

Redemption fee processing

Covers redemption fee processing for four (4) funds, and shall be allocated based on each fund’s respective net assets. The fee is subject to adjustment if additional funds are added, and will be reviewed on an annual basis.

• Per year	$25,000

Tax and retirement fees
• Retirement accounts (IRA/Roth/others)
• Annual maintenance per account (may be charged to shareholders)	$12.50
• Account distribution (may be charged to shareholders)	$12.50
• IRA transfer/rollover	$7.50
• Required minimum distribution (age 70 1/2)
• Correspondence letters	$2.50
• Per calculation	$7.50
• Removal of excess contributions
• Correspondence letters	$2.50
• Per calculation	$7.50

• Other solicitation letters
• Beneficiary information	$2.50
• Birthday information	$2.50
• Retirement plan documents	as quoted
• Transfer on Death documents	as quoted

Document Services
• Per statement, confirmation and check processing	$0.25
• Per tax form processing	$0.25
• Per label printing for proxy or marketing purposes	$0.10
• Bulk mailings/insert handling charge
• 1 insert	$0.06
• 2 – 3 inserts	$0.08
• 4 or more inserts	as quoted
• Production of ad hoc reports	starting at $100

Optional Shareholder Services
• Telephone follow-up on incomplete transactions	$2.50
• Average cost calculation per eligible account	$0.25
• Dedicated representative monthly fee	$5,800
• Weekend shareholder services (8 hours)
• Daily fee (minimum 3 phone representatives)	$2,000
• Additional representatives (each)	$400
• Additional hours more than 8 (per representative/hour)	$75
• Customized reorder form tracking
• Base fee per project	$300
• Per item	$0.08
• Special projects fees (per representative/hour)	$50

Money market exchange vehicles
• One-time set up per money market fund used	$2,000
• Monthly base fee per money market fund used	$650
• Money market checkbooks	at cost
• Signature verification of check writing	$2.00

Forms and Applications
• Standard applications and forms in electronic format	no charge
• Customized forms	as quoted

UMB 4.prompt® Services (monthly fees)

• Automated Account Information and Prospectus Service
• Monthly maintenance fee	$350
• One time set up fee	$3,750
• Customized services (per toll-free number)
• Each additional 10 second greeting	$50.00 plus recording
• Each additional 10 second intramenu announcement	$40.00 plus recording
• Pricing script per market index	$25.00 plus recording
• Customized performance script	$50.00 plus recording
• Changes in announcements	at cost

UMB 4.netSM Services
• UMB 4.netSM Adviser Services
• Set up fee (per location)	$5,000
• Monthly maintenance (per fund family)	$500
• UMB 4.netSM RIA/Broker Services
• Set up fee (per fund family)	$6,000
• Monthly maintenance
• 1-10 RIA/broker representatives	$150
• 11-25 RIA/broker representative	$250
• 26-50 RIA/broker representatives	$400
• 51-100 RIA/broker representatives	$750
• over 100 RIA/broker representatives	$1,000
• UMB 4.netSM Shareholder Services with transactions
• Set up fee (per fund family)	$12,000
• Monthly maintenance
• Less than 5,000 total shareholder accounts	$350
• 5,000 to 25,000 total shareholder accounts	$500
• 25,001 to 50,000 total shareholder accounts	$750
• over 50,000 total shareholder accounts	$1000
• UMB 4.emailSM Services
• Set up fee (per fund family)	$8,000
• Monthly maintenance
• Less than 5,000 total accounts	$200
• 5,000 to 25,000 total accounts	$300
• 25,001 to 50,000 total accounts	$500
• over 50,000 accounts	$750
• Undeliverable e-mail follow up (per occurrence)	$5.00
• Processing (per e-mail sent)	$0.10
• Electronic “insert “ charges
• Per link to document	$150
• Formatting insert for electronic distribution	$150/hour

Reprocessings due to NAV errors

This charge applies when shareholder transactions are required to be reprocessed as a result of NAV errors caused by the adviser or fund accountant unaffiliated with UMBFS. This charge is not a fund expense and is billed to the adviser.

• Base fee (per occurrence, per day, per fund)	$750
• Transaction fee	$1.00

Fund/SERV Access
• Use of UMBFS Fund/SERV membership (per fund/per year)
• First three funds in fund family	$2,000
• 4 or more funds	$1,000

Custom programming

Additional fees at $150 per hour or quoted by project may apply for special programming to meet your servicing requirements or to create custom reports.

Out-of-Pocket Expenses

Document Charges
• Copying charges (per page)	$0.15
• Facsimile charges (per fax)	$1.25
• Inventory and records storage	$20.00/pallet

Supplies and Services
• Statement paper, check stock, envelopes, tax forms	at cost
• Postage and express delivery charges	at cost
• Tape/disk storage	at cost
• Telephone and long distance	at cost
• P.O. box rental	at cost
• Toll-free number	at cost

Bank Charges
• Bank account service fees and any other bank charges	at cost
• Outgoing wire fee	varies by bank
• Non-sufficient funds	varies by bank
• Stopped check on money market funds	$25.00

Premium Services

Certain premium services may be purchased on an as-needed basis. Fees for premium services will be based on UMBFS’ current rate at the time services are purchased.

This Amended and Restated Schedule C to Amended and Restated Transfer Agent Agreement is dated and effective as of January 2, 2004.

THE MARSICO INVESTMENT FUND	UMB FUND SERVICES, INC.

By:	By:

Its:	Its: